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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation in this registration statement of Metropolitan Financial Corp. on Form S-1, of our report dated February 20, 1998 on the consolidated financial statements of Metropolitan Financial Corp. As of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.



                                           Crowe, Chizewk and Company LLP



Cleveland, Ohio
April 16, 1998